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                         TENASKA GEORGIA PARTNERS, L.P.
                               OFFER TO EXCHANGE
                                      ITS
         9.50% SENIOR SECURED BONDS DUE 2030 THAT HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933
                          FOR ANY AND ALL OUTSTANDING
                      9.50% SENIOR SECURED BONDS DUE 2030

To Registered Holders and Participants in The Depository Trust Company ("DTC Participants"):

    We are enclosing herewith the material listed below relating to the offer by Tenaska Georgia Partners, L.P. (the "Partnership") to exchange up to $275,000,000 principal amount of its 9.50% Senior Secured Bonds due 2030 ("New Bonds"), pursuant to an offering registered under the Securities Act of 1933, for a like principal amount of its issued and outstanding 9.50% Senior Secured Bonds due 2030 ("Old Bonds") upon the terms and subject to the conditions set
forth in the Partnership's Prospectus dated             , 2000 and the related
Letter of Transmittal (which together constitute the "Exchange Offer").

    Enclosed herewith are copies of the following documents:

       1.  Prospectus dated             , 2000;

       2.  Letter of Transmittal;

       3.  Notice of Guaranteed Delivery;

       4. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner; and

       5. Letter that may be sent to your clients for whose account you hold Old Bonds in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

    WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE
OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2000,
UNLESS EXTENDED.

    The Exchange Offer is not conditioned upon any minimum number of Old Bonds being tendered.

    To participate in the Exchange Offer by tendering notes by book-entry transfer, a beneficial holder must cause a DTC Participant to tender such holder's Old Bonds to The Chase Manhattan Bank (the "Exchange Agent") account maintained at The Depository Trust Company ("DTC") for the benefit of the Exchange Agent through DTC's Automated Tender Offer Program ("ATOP"), including transmission of a computer-generated message that acknowledges and agrees to be bound by the terms of the Letter of Transmittal. By complying with DTC's ATOP procedures with respect to the Exchange Offer, the DTC Participant confirms on behalf of itself and the beneficial owners of tendered Old Bonds all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it completed, executed and returned the Letter of Transmittal to the Exchange Agent.

    Pursuant to the Letter of Transmittal, each holder of Old Bonds will represent to the Partnership that (i) the New Bonds acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Bonds, whether or not such person is the holder,
(ii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Bonds, (iii) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act of 1933, of the Partnership and
(iv) the holder and such other person acknowledge that (a) any person participating in the Exchange Offer for the purpose of distributing the New Bonds must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale of the New Bonds and cannot rely on the position of the staff of the SEC set forth in the no-action letters that are discussed in the Prospectus under "The Exchange Offer--Purpose and Effect of the Exchange Offer" and (b) failure to comply with such requirements in such instance could result in such holder incurring liability under the Securities Act of 1933 for which such holder is not indemnified by the Partnership. If the
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undersigned is a broker-dealer that will receive New Bonds for its own account in exchange for Old Bonds that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such New Bonds; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

    The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owners of the Old Bonds for you to make the foregoing representations.

    The Partnership will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Bonds pursuant to the Exchange Offer. The Partnership will pay or cause to be paid any transfer taxes payable on the transfer of Old Bonds to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

    Additional copies of the enclosed material may be obtained from the Exchange Agent.

                                          Very truly yours,
                                          TENASKA GEORGIA PARTNERS, L.P.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF TENASKA GEORGIA PARTNERS, L.P. OR THE CHASE MANHATTAN BANK OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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